Exhibit 99.1

CNX Gas Reports Record Quarterly Production of 22.2 Bcf, and 76.6 Bcf for the Year 2008;

Quarterly Net Income Nearly Doubles to $57.5 Million, and a Record $239.1 Million for the Year 2008

Pittsburgh, PA (January 29, 2009) – CNX Gas Corporation (NYSE: CXG) reported net income for the quarter ended December 31, 2008 of $57.5 million, or $0.38 per diluted share. This is nearly double the net income of $29.9 million, or $0.20 per share for the quarter ended December 31, 2007. For the year ended December 31, 2008, CNX Gas had record net income of $239.1 million, or $1.58 per share. This was 76% higher than $135.7 million of net income, or $0.90 per share, in 2007.

Quarterly production was a record 22.2 billion cubic feet (Bcf), or an average of 241.8 million cubic feet (MMcf) per day, for the quarter ended December 31, 2008, or 53% higher than the 14.5 Bcf, or 157.8 MMcf per day, for the year-ago quarter. Annual production in 2008 was a record 76.6 Bcf, or 32% higher than the 57.9 Bcf produced in 2007.

J. Brett Harvey, chairman and chief executive officer, said, “CNX Gas continued to gain production momentum in the fourth quarter. We achieved record production from each coalbed methane development play. In the Marcellus Shale, we achieved a peak daily flow rate of 6.5 MMcf from our first horizontal well. Even more remarkable is that this flow rate was achieved after the well had already produced more than 100 MMcf.

Mr. Harvey continued, “In looking ahead to 2009, the future for CNX Gas has never been brighter. Despite challenging economic times, I believe that CNX Gas is poised to substantially outperform its competitors because of our great prospects, minimal debt, low unit cost structure, and industry-leading unit margins. Our 41.9 Bcf of production hedged at $9.74 per Mcf in 2009 enables us to self fund production growth in 2009. Not many companies have this ability.”

At December 31, 2008 the company had cash on hand of $1.9 million, while $72.7 million was drawn on its credit facility. Capital expenditures for the quarter were $154.5 million and annual return on capital employed was 18.5%, on after-tax basis.

TABLE 1

FINANCIAL AND OPERATIONAL RESULTS - Period-To-Period

	Quarter Ended December 31, 2008	Quarter Ended December 31, 2007	Year Ended December 31, 2008	Year Ended December 31, 2007
Total Revenue and Other Income	$206.1	$119.7	$789.4	$479.5
Net Income	$57.5	$29.9	$239.1	$135.7
Earnings per Share - Diluted	$0.38	$0.20	$1.58	$0.90
Net Cash from Operating Activities	$140.5	$61.4	$447.4	$272.4
EBITDA	$113.7	$62.6	$470.2	$271.4
EBIT	$94.1	$50.0	$400.1	$222.5
Total Period Production (Bcf)	22.2	14.5	76.6	57.9
Average Daily Production (MMcf)	241.8	157.8	209.2	158.7
Capital Expenditures	$154.5	$92.1	$560.7	$357.2

Financial results are in millions of dollars except per share amounts. Production results are net of royalties.

The average price realized for the company’s gas production, including the effects of hedging, was $8.35 per Mcf for the quarter ended December 31, 2008, or up $1.26 per Mcf when compared to the $7.09 per Mcf received for the quarter ended December 31, 2007.

Unit costs for company production, exclusive of royalties, were $4.39 per Mcf in the just-ended quarter, or up $0.32 per Mcf from the $4.07 per Mcf for the quarter ended December 31, 2007. As a result, pre-tax unit margins for company production were $3.96 per Mcf in the December 31, 2008 quarter, an increase of $0.94 from $3.02 per Mcf in the December 31, 2007 quarter.

Administration costs for the quarter ended December 31, 2008 were affected by $9 million (pre-tax) in stock-based compensation, versus $1 million (pre-tax) for the quarter ended December 31, 2007. The remaining increase in administration costs was due to higher staffing added as a result of the on-going growth of the company.

TABLE 2

PRICE AND COST DATA PER NET MCF - Period-To-Period**

	Quarter Ended December 31, 2008	Quarter Ended December 31, 2007	Year Ended December 31, 2008	Year Ended December 31, 2007
Average Sales Price	$8.35	$7.09	$8.99	$7.20
Costs – Production
Lifting	$0.60	$0.69	$0.63	$0.46
Production Taxes	$0.19	$0.22	$0.26	$0.22
DD&A	$0.67	$0.57	$0.66	$0.54

Total Production Costs	$1.46	$1.48	$1.55	$1.22
Costs – Gathering
Operating Costs	$0.92	$0.89	$0.94	$0.90
Transportation	$0.19	$0.16	$0.15	$0.16
DD&A	$0.21	$0.30	$0.25	$0.30

Total Gathering Costs	$1.32	$1.35	$1.34	$1.36

Total Operating Costs	$2.78	$2.83	$2.89	$2.58
Exploration Expense	$0.14	$0.05	$0.06	$0.04
Administration	$1.33	$1.09	$1.05	$0.95
Other Non Operating*	$0.14	$0.10	$0.11	$0.09

Total Costs	$4.39	$4.07	$4.11	$3.66

Margin	$3.96	$3.02	$4.88	$3.54

*	Note: Other non operating costs include interest expense, other costs, and minority interest.
**	Includes the proportional consolidation of Knox Energy in 2007.

Operations Update

During the fourth quarter, CNX Gas employees worked another quarter without incurring a lost time accident. This raises the cumulative time worked by employees without a lost time incident to over 3.5 million hours.

CNX Gas continued to add to its acreage position during the quarter. Gross acres were 4.2 million at December 31, 2008, including over 1 million acres in the Eastern shales.

Also during the quarter, CNX Gas drilled 73 vertical frac wells in its Virginia CBM Operations. This raised the yearly total to a record 315 vertical frac wells. Virginia CBM Operations also continued its heightened efforts in performing workovers of older wells, with 261 having been performed in the quarter. Legacy frac production (from wells online prior to January 1, 2007) increased by 0.4 Bcf in the quarter, when compared to the year-earlier quarter.

The Mountaineer CBM play in Northern Appalachia saw 29 horizontal wells drilled during the quarter, and 114 during all of 2008. This exceeded the yearly goal of 100 wells, and the previous year’s 62 wells.

In Nittany, the company’s vertical CBM play in central Pennsylvania, 31 wells were drilled during the quarter, and 106 during all of 2008. This exceeded the yearly goal of 100 wells, and the previous year’s 14 wells.

During the fourth quarter, CNX Gas drilled its first four shallow conventional wells in eastern Ohio, in a play known as Buckeye. So far, one well has been stimulated. CNX Gas holds 80,000 net acres in this area.

In the shales, CNX Gas had continued success in the quarter. In the Marcellus Shale, as earlier reported, CNX Gas announced daily production from its first horizontal well of 6.5 MMcf. The company’s second and third horizontal wells were drilled to total depth in December. The second well was fraced on January 20, while the third well will be fraced soon.

In the company’s Knox Operations, which contains the Chattanooga Shale program in Tennessee and the Huron Shale program in eastern Kentucky, CNX Gas drilled 9 wells during the quarter and 20 wells during 2008. Six of these wells were connected in 2008 along with one well drilled in late 2007.

Financial Update

The company ended the year with $72.7 million drawn on its credit facility. Capital expenditures were $154.5 million during the fourth quarter.

CNX Gas also has $14.9 million of outstanding letters of credit against its $200 million credit facility.

Investor Day

CNX Gas will be hosting an investor day in New York City on the morning of February 24. The company will be providing a comprehensive review of its current and planned activity in the Marcellus and Chattanooga shales, as well as its coalbed methane development plays. Institutional investors are encouraged to register on the investor relations portion of the company’s web site, at www.cnxgas.com. Space is limited.

Guidance

CNX Gas is maintaining its 2009 production guidance of 85 Bcf and its 2010 production guidance of 100 Bcf and initiating 2011 production guidance of 115 Bcf. The company is altering its usual practice of issuing an annual capital expenditure projection. Instead, CNX Gas expects to self fund its production growth as long as it can earn a meaningful spread over its cost of capital.

TABLE 3

GUIDANCE - Three-Year

	2009	2010	2011
Total Yearly Production (Bcf)	85	100	115
Volumes Hedged (Bcf)	41.9	23.3	0
Average Hedge Price ($/Mcf)	$9.74	$9.59	N/A

CNX Gas will host a conference call today at 10:00 a.m. Eastern time to discuss the company’s fourth quarter and 2008 results. The teleconference can be heard “live” at the investor relations portion of the company web site: www.cnxgas.com.

Contact:

Dan Zajdel

Vice President - Investor Relations

(412) 200-6719

danzajdel@cnxgas.com

www.cnxgas.com

Definition: EBIT is defined as earnings (excluding cumulative effect of accounting change) before deducting net interest expense (interest expense less interest income) and income taxes. EBITDA is defined as earnings (excluding cumulative effect of accounting change) before deducting net interest expense (interest expense less interest income), income taxes, and depreciation, depletion and amortization. Although EBIT and EBITDA are not measures of performance calculated in accordance with generally accepted accounting principles, management believes that they are useful to an investor in evaluating CNX Gas because they are widely used to evaluate a company’s operating performance before debt expense and its cash flow. EBIT and EBITDA do not purport to represent cash generated by operating activities and should not be considered in isolation or as a substitute for measures of performance in accordance with generally accepted accounting principles. In addition, because all companies do not calculate EBIT and EBITDA identically, the presentation here may not be comparable to similarly titled measures of other companies. Reconciliation of EBITDA and EBIT to the income statement is as follows:

CNX Gas

EBIT & EBITDA Reconciliation

(000) Omitted

	Quarter Ended December 31, 2008	Quarter Ended December 31, 2007	Year Ended December 31, 2008	Year Ended December 31, 2007
Net Income	$57,482	$29,898	$239,073	$135,678
Add: Interest Expense	2,253	1,920	7,820	5,606
Less: Interest Income	42	430	400	3,793
Add: Income Taxes	34,369	18,574	153,656	84,961

Earnings Before Interest & Taxes (EBIT)	94,062	49,962	400,149	222,452
Add: Depreciation, Depletion, & Amortization	19,670	12,636	70,010	48,961

EBITDA	$113,732	$62,598	$470,159	$271,413

CNX Gas

Capital Employed and Return on Capital Employed

(000) Omitted

Capital employed is a measure of net investment. When viewed from the perspective of how the capital is used, it includes CNX Gas’ property, plant, and equipment and other assets less liabilities.

Capital Employed	As of December 31, 2008	As of December 31, 2007
Total assets	$2,124,973	$1,380,703
Less liabilities:
Total current liabilities (other than indebtedness)	(199,888)	(56,865)
Total long-term liabilities (other than indebtedness)	(384,367)	(227,833)

Total Capital Employed	$1,540,718	$1,096,005

Return on average capital employed (ROCE) is a performance measure ratio. ROCE is defined as net income plus after-tax interest expense, divided by average capital employed. Below are calculations of ROCE for the years ended December 31, 2008 and 2007.

Return on Capital Employed	Year Ended December 31, 2008	Year Ended December 31, 2007
Net Income	$239,073	$135,678
Financing costs (after-tax)	(4,760)	(3,131)

Earnings excluding financing costs	$243,833	$138,809
Average capital employed	$1,318,362	$1,021,345
Return on average capital employed	18.5%	13.6%

Management believes that ROCE is a useful measure because it indicates the return on all capital, which includes equity and debt, employed in the business. Management believes that ROCE is an additional measure of efficiency when considered in conjunction with return on equity, which measures the return on only the shareholders’ equity component of total capital employed.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Various statements in this release, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934). These statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the following: our business strategy; our financial position; our cash flow and liquidity; declines in the prices we receive for our gas affecting our operating results and cash flow; uncertainties in estimating our gas reserves; replacing our gas reserves; uncertainties in exploring for and producing gas; our inability to obtain additional financing necessary in order to fund our operations, capital expenditures and to meet our other obligations; disruptions, capacity constraints in or other limitations on the pipeline systems which deliver our gas; competition in the gas industry; the availability of personnel and equipment; increased costs; the effects of government regulation and permitting and other legal requirements; legal uncertainties regarding the ownership of the coalbed methane estate; costs associated with perfecting title for gas rights in some of our properties; our need to use unproven technologies to extract coalbed methane in some properties; our relationships and arrangements with CONSOL Energy; factors affecting CONSOL Energy’s coal mining operations, such as changes in the coal market, the risk inherent in coal mining, and compliance with laws, and other factors discussed under “Risk Factors” in the 10-K for the year ended December 31, 2007 and other factors discussed in the 10-Qs filed during 2008. We are including this cautionary statement in this release to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf, of us.

CNX GAS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(Dollars in thousands, except per share data)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2008	2007	2008	2007
Revenue and Other Income:
Outside Sales	$184,169	$98,220	$678,793	$404,835
Related Party Sales	1,497	4,638	9,532	11,618
Royalty Interest Gas Sales	17,381	9,745	79,302	46,586
Purchased Gas Sales	1,604	4,331	8,464	7,628
Other Income	1,401	2,810	13,330	8,815

Total Revenue and Other Income	206,052	119,744	789,421	479,482
Costs and Expenses:
Lifting Costs	17,477	13,104	67,653	38,721
Gathering and Compression Costs	24,718	15,205	83,752	61,798
Royalty Interest Gas Costs	14,984	8,275	74,041	40,011
Purchased Gas Costs	1,568	4,175	8,175	7,162
Other	3,986	201	4,995	1,759
General and Administrative	29,545	15,756	80,246	54,825
Depreciation, Depletion and Amortization	19,670	12,636	70,010	48,961
Interest Expense	2,253	1,920	7,820	5,606

Total Costs and Expenses	114,201	71,272	396,692	258,843

Earnings Before Income Taxes	91,851	48,472	392,729	220,639
Income Taxes	34,369	18,574	153,656	84,961

Net Income	$57,482	$29,898	$239,073	$135,678

Earnings Per Share:
Basic	$0.38	$0.20	$1.58	$0.90

Dilutive	$0.38	$0.20	$1.58	$0.90

Weighted Average Number of Common Shares Outstanding:
Basic	150,971,636	150,914,225	150,947,516	150,886,433

Dilutive	151,240,785	151,241,316	151,331,953	151,133,520

CNX Gas Corporation

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands - except per share data)

	(Unaudited) December 31, 2008	December 31, 2007
ASSETS
Current Assets:
Cash and Cash Equivalents	$1,926	$32,048
Accounts and Notes Receivable:
Trade	61,764	38,680
Related Parties		1,022
Other Receivables	3,080	1,406
Recoverable Income Taxes	30,302	972
Derivatives	150,564	10,711
Other	2,222	3,148

Total Current Assets	249,858	87,987

Property, Plant and Equipment:
Property, Plant and Equipment	2,111,383	1,509,060
Less - Accumulated Depreciation, Depletion and Amortization	322,470	254,154

Total Property, Plant and Equipment - Net	1,788,913	1,254,906

Other Assets:
Investment in Affiliates	25,204	28,284
Derivatives	55,945
Other	5,053	9,526

Total Other Assets	86,202	37,810

TOTAL ASSETS	$2,124,973	$1,380,703

CNX Gas Corporation

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands - except per share data)

	(Unaudited) December 31, 2008	December 31, 2007
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$100,565	$30,263
Accrued Royalties	20,301	12,896
Accrued Severance Taxes	3,672	2,620
Related Parties	2,234
Short-Term Notes Payable	72,700
Deferred Income Taxes	55,000	1,269
Current Portion of Long-Term Debt	8,462	5,819
Other Current Liabilities	18,116	9,817

Total Current Liabilities	281,050	62,684
Long-Term Debt:
Long-Term Debt	15,386	5,799
Capital Lease Obligations	59,296	61,150

Total Long-Term Debt	74,682	66,949

Deferred Credits and Other Liabilities:
Derivatives		1,092
Deferred Income Taxes	331,338	188,415
Asset Retirement Obligations	7,401	3,981
Postretirement Benefits Other Than Pensions	2,728	2,700
Other	42,900	31,645

Total Deferred Credits and Other Liabilities	384,367	227,833
Total Liabilities	740,099	357,466
Stockholders’ Equity:
Common Stock, $.01 par value; 200,000,000 Shares Authorized, 150,971,636 Issued and Outstanding at December 31, 2008 and 150,915,198 Issued and Outstanding at December 31, 2007	1,510	1,509
Capital in Excess of Par Value	789,625	785,575
Preferred Stock, 5,000,000 Shares Authorized; None Issued and Outstanding
Retained Earnings	468,955	229,962
Other Comprehensive Income	124,784	6,191

Total Stockholders’ Equity	1,384,874	1,023,237

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,124,973	$1,380,703

CNX GAS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Unaudited)

(Dollars in Thousands - except per share data)

	Common Stock	Capital in Excess of Par Value	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity
Balance - December 31, 2007	$1,509	$785,575	$229,962	$6,191	$1,023,237

(Unaudited)

Net Income			239,073		239,073
Gas Cash Flow Hedge (Net of ($77,291) tax)				118,646	118,646
Issuance of Common Stock	1				1
Amortization of Prior Service Costs and Actuarial Losses (Net of $52 Tax)				(83)	(83)
FAS 158 Pension Adjustment (Net of $38 tax)				(59)	(59)
FAS 158 OPEB Adjustment (Net of ($70) tax)				109	109

Comprehensive Income (Loss)	1		239,073	118,613	357,687
Cumulative Effect of FAS 158 Measurement Adoption (Net of $64 tax)			(80)	(20)	(100)
Stock Options Exercised		292			292
Tax Benefit from Stock Based Compensation		380			380
Amortization of Stock Based Compensation Awards		3,378			3,378

Balance - December 31, 2008	$1,510	$789,625	$468,955	$124,784	$1,384,874

CNX GAS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Dollars in thousands)

	For the Twelve Months Ended December 31,
	2008	2007
Operating Activities:
Net Income	$239,073	$135,678
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation, Depletion and Amortization	70,010	48,961
Stock-based Compensation	3,378	3,260
Deferred Income Taxes	117,870	70,352
Equity in Earnings of Affiliates	(551)	(2,174)
Changes in Operating Assets:
Accounts Receivable	(21,789)	8,267
Related Party Receivable	3,256	1,723
Other Current Assets	191	770
Changes in Other Assets	3,861	2,294
Changes in Operating Liabilities:
Accounts Payable	33,531	2,732
Income Taxes	(28,515)	(4,171)
Other Current Liabilities	16,668	3,193
Changes in Other Liabilities	10,611	1,968
Other	(219)	(405)

Net Cash Provided by Operating Activities	447,375	272,448
Investing Activities:
Capital Expenditures	(524,663)	(295,422)
Acquisition of Knox Energy	(36,000)
Acquisition of Mineral Rights		(61,777)
Investment in Equity Affiliates	1,081	2,785
Proceeds From Sales of Assets	450	187

Net Cash Used in Investing Activities	(559,132)	(354,227)
Financing Activities:
Capital Lease Payments	(2,769)	(2,552)
Proceeds from Variable Interest Equity Debt	11,032	8,851
Proceeds from Short-Term Borrowings	72,700
Exercise of Stock Options	292	302
Tax Benefit from Stock Based Compensation	380	53

Net Cash Provided by Financing Activities	81,635	6,654
Net Decrease in Cash and Cash Equivalents	(30,122)	(75,125)
Cash and Cash Equivalents at Beginning of Period	32,048	107,173

Cash and Cash Equivalents at End of Period	$1,926	$32,048